10.1
FOURTH AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT
AGREEMENT (hereinafter referred to as this “Amendment”), dated as of February 11, 2021, is executed by and among,

MISTRAS GROUP, INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 195 Clarksville Road, Princeton Junction, New Jersey 08550 (hereinafter referred to as the “Borrower”),

AND

QUALITY SERVICES LABORATORIES, INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 195 Clarksville Road, Princeton Junction, New Jersey 08550 (hereinafter referred to as “QSL”),

AND

MISTRAS INTERNATIONAL HOLDINGS INC., a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having its principal office located at 195 Clarksville Road, Princeton Junction, New Jersey 08550 (hereinafter referred to as “MIH”),

AND

WEST PENN NON-DESTRUCTIVE TESTING, LLC, a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, having its principal office located at 1010 Industrial Boulevard, New Kensington, Pennsylvania 15068 (hereinafter referred to as “West Penn”, and hereinafter QSL, MIH, and West Penn shall be collectively referred to as the “Guarantors” and sometimes individually referred to as a “Guarantor”),

AND

BANK OF AMERICA, N.A., a national banking association duly organized and validly existing under the laws of the United States of America, having an office located at 194 Wood Avenue South, Iselin, New Jersey 08830, in its capacity as a Lender and the letter of credit issuer (hereinafter referred to as “Bank of America”),

AND

THOSE OTHER LENDERS SIGNATORY HERETO (hereinafter said lenders, together with Bank of America, shall be sometimes individually referred to as a “Lender” and collectively referred to as the “Lenders”),

AND

BANK OF AMERICA, N.A., a national banking association duly organized and validly existing under the laws of the United States of America, having an office located 194 Wood Avenue South, Iselin, New Jersey 08830, in its capacity as administrative agent for the Lenders (hereinafter referred to as the “Administrative Agent”).

[FOURTH AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT]
US_ACTIVE-157717453.3

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W I T N E S S E T H:

WHEREAS, pursuant to the terms, conditions, and provisions of that certain Fifth Amended and Restated Credit Agreement dated December 13, 2018, executed by and among, inter alia, the Borrower, as borrower, the Lenders, as lenders, Bank of America, as letter of credit issuer, and the Administrative Agent, as administrative agent (hereinafter referred to as the “Original Credit Agreement”), as such Original Credit Agreement was amended and modified by (i) that certain First Amendment to Fifth Amended and Restated Credit Agreement dated October 11, 2019, executed by and among, inter alia, the Borrower, as borrower, the Lenders, as lenders, Bank of America, as letter of credit issuer, and the Administrative Agent, as administrative agent (hereinafter referred to as the “First Amendment”), (ii) that certain Second Amendment to Fifth Amended and Restated Credit Agreement dated March 9, 2020, executed by and among, inter alia, the Borrower, as borrower, the Lenders, as lenders, Bank of America, as letter of credit issuer, and the Administrative Agent, as administrative agent (hereinafter referred to as the “Second Amendment”), and (iii) that certain Third Amendment to Fifth Amended and Restated Credit Agreement dated May 15, 2020, executed by and among, inter alia, the Borrower, as borrower, the Lenders, as lenders, Bank of America, as letter of credit issuer, and the Administrative Agent, as administrative agent (hereinafter referred to as the “Third Amendment”, and hereinafter the Original Credit Agreement, as amended and modified by the First Amendment, the Second Amendment, and the Third Amendment, shall be referred to as the “Credit Agreement”), the Lenders made available to the Borrower (a) a five (5) year senior secured amended and restated revolving credit facility in the aggregate reduced maximum principal amount of up to US$175,000,000.00 (hereinafter referred to as the “Revolving Credit Facility”), which Revolving Credit Facility includes (1) a US$20,000,000.00 sublimit for the issuance of standby and commercial letters of credit and (2) a US$100,000,000.00 sublimit for multicurrency borrowings in readily available and freely transferable and convertible currencies, including, but not limited to, Euros, Pounds Sterling, Canadian Dollars, and Japanese Yen, all to be made available to the Borrower for working capital and other lawful corporate purposes, and (b) a five (5) year senior secured term loan facility in the aggregate reduced original principal amount of US$93,750,000.00 (hereinafter referred to as the “Term Loan Facility”, and hereinafter the Revolving Credit Facility and the Term Loan Facility shall be collectively referred to as the “Credit Facilities”); and

WHEREAS, capitalized terms used herein but not otherwise expressly defined herein shall have the same meanings when used herein as assigned and ascribed to said terms in the Credit Agreement; and

WHEREAS, pursuant to the terms, conditions, and provisions of that certain Fifth Amended and Restated Guaranty Agreement dated December 13, 2018, executed by the Guarantors, as guarantors, in favor of the Administrative Agent, for the benefit of the Lenders (hereinafter referred to as the “Guaranty”), the Guarantors guarantied the payment and performance of all of the obligations of the Borrower owed to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents (hereinafter collectively referred to as the “Loan Documents”); and

WHEREAS, the parties hereto have agreed to amend and modify the terms, conditions, and provisions of the Credit Agreement, and the other Loan Documents, pursuant to the terms, conditions, and provisions of this Amendment for the purposes more fully set forth and described herein; and

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMOUNTS OUTSTANDING UNDER THE CREDIT FACILITIES; APPLICABLE RATE AND PRICING LEVEL

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a.Amounts Outstanding under the Revolving Credit Facility. The Borrower hereby acknowledges and agrees that, there is, as of January 22, 2021, due and owing on the Revolving Credit Facility (i) the principal amount of US$116,820,766.00, consisting of (a) Revolving Loans in the aggregate principal amount of US$112,500,000.00, and (b) issued and outstanding Letters of Credit in the aggregate stated amount of US$4,320,766.00 and (ii) the principal amount of €8,000,000.00 consisting of Revolving Loans, in the case of each of the foregoing together with unpaid accrued interest, fees, costs and expenses due and owing to the Lenders under the Credit Agreement, all without offset, defense or counterclaim, all of which are hereby expressly waived by the Borrower and the Guarantors as of the date hereof. As of such date, there were no amounts due and owing to the Lenders in connection with any unreimbursed draws on any Letter of Credit.

b.Amount Outstanding under the Term Loan Facility. The Borrower hereby acknowledges and agrees that, there is, as of January 22, 2021, due and owing on the Term Loan Facility the principal amount of US$90,000,000.00, together with unpaid accrued interest, fees, costs and expenses due and owing to the Lenders under the Credit Agreement, all without offset, defense or counterclaim, all of which are hereby expressly waived by the Borrower and the Guarantors as of the date hereof.

ARTICLE II
ONE-TIME WAIVER OF PROHIBITION ON ACQUISITIONS

2.1 One-Time Waiver of Prohibition on Acquisitions. Section 7.02(f)(vi) of the Credit Agreement prohibits the Borrower from making the purchase or other acquisition of all or substantially all of the Equity Interests in, or all or substantially all of the assets of, any Person prior to June 30, 2021. In connection with this Amendment, the Borrower has requested that the Administrative Agent and the Lenders waive the prohibition described in Section 7.02(f)(vi) and give the Borrower approval to acquire (hereinafter referred to as the “Acquisition”) the equity interests in Titan Non-Destructive Services, Ltd., a company organized under the laws of the Province of Alberta, Canada (hereinafter referred to as “Titan”). Notwithstanding the terms, conditions, and provisions of Section 7.02(f)(vi) to the contrary, the Administrative Agent and the Lenders have agreed, in accordance with the terms, conditions, and provisions of Section 10.01 of the Credit Agreement and subject to the Borrower’s satisfaction of the “Acquisition Conditions” (as such term is hereinafter defined) set forth in this Section 2.1, to waive the foregoing prohibition with respect to the Acquisition (hereinafter referred to as the “Acquisition Waiver”), which Acquisition Waiver is limited solely to the Acquisition of Titan, and no other waiver, express or implied, of any term, condition or provision of the Credit Agreement shall be construed for any future waiver request by the Borrower. Notwithstanding any other term, condition, or provision contained herein to the contrary, the Acquisition Waiver is conditioned upon, and subject to, the Borrower’s satisfaction of the following conditions precedent (hereinafter referred to as the “Acquisition Conditions”):

(i)the Borrower’s delivery of a copy of the Sales Purchase Agreement by and between the Borrower and Titan, which Sales Purchase Agreement shall be subject to the review, comment, and approval of the Administrative Agent (and if approved, the Borrower shall deliver to the Administrative Agent, a fully executed copy of said Sale Purchase Agreement); and

(ii)the total consideration for the Acquisition shall be in an amount not to exceed CAD$600,000.00, which amount shall be funded by the Borrower’s cash on hand and which amount includes any assumption by the Borrower of any of Titan’s liabilities, whether direct, indirect, or contingent and none of the Administrative Agent or the Lenders shall reduce the calculation of any assumed liabilities based on any indemnity provided by Titan; and

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i.the Borrower shall provide written evidence that all required legal and regulatory approvals governing the Acquisition have been received, including, without limitation, an approval from the Canadian Nuclear Safety Commission (hereinafter referred to as “CNSC”) with respect to the transfer and/or use of Titan’s CNSC license by the Borrower; and

(iii)the Borrower’s consummation of the Acquisition on or before April 30, 2021 (hereinafter referred to as the “Acquisition Deadline”); and

(iv)upon the consummation of the Acquisition, the Borrower and Titan, to the extent applicable, shall comply with all of the terms, conditions, and provisions of the Credit Agreement, including, without limitation, the requirements set forth in Section 7.02(f) of the Credit Agreement.

For the avoidance of doubt, in the event the Acquisition Conditions are not satisfied on or before the Acquisition Deadline, then the Acquisition Waiver described in this Section 2.1 shall be deemed to be null and void and of no force and effect.

ARTICLE III AMENDMENTS TO CREDIT AGREEMENT

a.New Defined Terms in Section 1.01 of the Credit Agreement. The following new defined terms “Impacted Loans”, “ISDA Definitions”, “LIBOR Replacement Date”, “Pre-Adjustment Successor Rate”, and “Related Adjustment”, are hereby inserted into Section 1.01 of the Credit Agreement as follows:

““Impacted Loans” has the meaning specified in Section 3.03(a).

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“LIBOR Replacement Date” has the meaning specified in Section 3.03(c).

“Pre-Adjustment Successor Rate” has the meaning specified in Section 3.03(c).

“Related Adjustment” means, in determining any LIBOR Successor Rate, the first relevant available alternative set forth in the order below that can be determined by the Administrative Agent applicable to such LIBOR Successor Rate:

i.the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) and which adjustment or method (i) is published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion or (ii) solely with respect to Term SOFR, if not currently published, which was previously so recommended for Term SOFR and published on an information service acceptable to the Administrative Agent; or

ii.the spread adjustment that would apply (or has previously been applied) to the

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fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto).”

a.Amendments to Definitions of “LIBOR Successor Rate”, “LIBOR Successor Rate Conforming Changes”, “Relevant Governmental Body”, and “SOFR” in Section 1.01 of the Credit Agreement. The defined terms “LIBOR Successor Rate”, “LIBOR Successor Rate Conforming Changes”, “Relevant Governmental Body”, and “SOFR” set forth in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

““LIBOR Successor Rate” has the meaning specified in Section 3.03(c).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.

“SOFR” with respect to any Business Day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day and, in each case, that has been selected or recommended by the Relevant Governmental Body.”

b.Amendment to Section 3.03 of the Credit Agreement. The existing Section 3.03 of the Credit Agreement is hereby deleted in its entirety and the following new Section 3.03 is hereby inserted in its place and stead as follows:

“3.03. Inability to Determine Rates.

i.If in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (A) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (B) (1) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan and (2) the circumstances described in Section 3.03(c)(i) do

10.1
not apply or (C) a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls) (in each case with respect to this clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and
(y)in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in Dollars in the amount specified therein.

(i)Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section 3.03, the Administrative Agent in consultation with the Borrower, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until
(i)the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of this Section 3.03, (ii) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (iii) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof

(ii)Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(a)adequate and reasonable means do not exist for ascertaining LIBOR for any Interest Period hereunder or any other tenors of LIBOR, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(b)the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of

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loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

a.the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that all Interest Periods and other tenors of LIBOR are no longer representative; or

b.syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, in the case of clauses (i)-(iii) above, on a date and time determined by the Administrative Agent (any such date, the “LIBOR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and shall occur within a reasonable period of time after the occurrence of any of the events or circumstances under clauses (i), (ii) or (iii) above and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, LIBOR will be replaced hereunder and under any Loan Document with, subject to the proviso below, the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “LIBOR Successor Rate”; and any such rate before giving effect to the Related Adjustment, the “Pre-Adjustment Successor Rate”):

(x)Term SOFR plus the Related Adjustment; and
(y)SOFR plus the Related Adjustment;

and in the case of clause (iv) above, the Borrower and Administrative Agent may amend this Agreement solely for the purpose of replacing LIBOR under this Agreement and under any other Loan Document in accordance with the definition of “LIBOR Successor Rate” and such amendment will become effective at 5:00 p.m., on the fifth (5th) Business Day after the Administrative Agent shall have notified all Lenders and the Borrower of the occurrence of the circumstances described in clause (iv) above unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to the implementation of a LIBOR Successor Rate pursuant to such clause; provided that, if the Administrative Agent determines that Term SOFR has become available, is administratively feasible for the Administrative Agent and would have been identified as the Pre- Adjustment Successor Rate in accordance with the foregoing if it had been so available at the time that the LIBOR Successor Rate then in effect was so identified, and the Administrative Agent notifies the Borrower and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Pre-Adjusted LIBOR Successor Rate shall be Term SOFR and the LIBOR Successor Rate shall be Term SOFR plus the relevant Related Adjustment.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of (1) any occurrence of any of the events, periods or circumstances under clauses (i) through (iii) above, (2) a LIBOR Replacement Date and (3) the LIBOR Successor Rate.

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Any LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any LIBOR Successor Rate as so determined would otherwise be less than one hundred (100) basis points (1.00%), the LIBOR Successor Rate will be deemed to be one hundred (100) basis points (1.00%) for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

If the events or circumstances of the type described in Section 3.03(c)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect, then the successor rate thereto shall be determined in accordance with the definition of “LIBOR Successor Rate.”

(d)Notwithstanding anything to the contrary herein, (i) after any such determination by the Administrative Agent or receipt by the Administrative Agent of any such notice described under Section 3.03(c)(i)-(iii), as applicable, if the Administrative Agent determines that none of the LIBOR Successor Rates is available on or prior to the LIBOR Replacement Date, (ii) if the events or circumstances described in Section 3.03(c)(iv) have occurred but none of the LIBOR Successor Rates is available, or (iii) if the events or circumstances of the type described in Section 3.03(c)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect and the Administrative Agent determines that none of the LIBOR Successor Rates is available, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing LIBOR or any then current LIBOR Successor Rate at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, in accordance with this Section 3.03 with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any Related Adjustments and any other mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a LIBOR Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(e)If, at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, no LIBOR Successor Rate has been determined in accordance with clauses (c) or (d) of this Section 3.03 and the circumstances under clauses (c)(i) or (c)(iii) above

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exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (i) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended, (to the extent of the affected Eurocurrency Rate Loans, Interest Periods, interest payment dates or payment periods), and (ii) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate, until the LIBOR Successor Rate has been determined in accordance with clauses (c) or (d). Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans (to the extent of the affected Eurocurrency Rate Loans, Interest Periods, interest payment dates or payment periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans (subject to the foregoing clause (ii)) in the amount specified therein.”

ARTICLE IV CONDITIONS TO EFFECTIVENESS

a.Closing Conditions. This Amendment shall become effective as of the day and year set forth above (hereinafter referred to as the “Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent) on or prior to the Amendment Effective Date:

i.Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Loan Parties, the Lenders and the Administrative Agent.

ii.Default. As of the Amendment Effective Date, no Default or Event of Default
shall exist.

iii.Fees and Expenses. The Administrative Agent shall have received from the Borrower such fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby, if any, and Administrative Agent’s counsel shall have received from the Borrower payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment, including, without limitation, the fees, costs, and expenses of Reed Smith LLP.

iv.Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE V MISCELLANEOUS

a.Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended and modified by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

b.FATCA. The Borrower hereby certifies to the Administrative Agent and the Lenders that the obligations of the Borrower set forth in the Credit Agreement, as modified by this Amendment, qualify as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471- 2(b)(2)(i). From and after the Amendment Effective Date, the Borrower shall indemnify the Administrative Agent, and hold it harmless from, any and all losses, claims, damages, liabilities and

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related interest, penalties and expenses, including, without limitation, Taxes and the fees, charges and disbursements of any counsel for any of the foregoing, arising in connection with the Administrative Agent’s treating, for purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), the Credit Amendment as qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i). The Borrower’s obligations hereunder shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all of the Obligations.

a.Representations and Warranties of Loan Parties. Each of the Loan Parties represents and warrants as follows:

i.It has taken all necessary action to authorize the execution, delivery and performance of this Amendment;

ii.This Amendment has been duly executed and delivered by such Loan Party and constitutes such Loan Party’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, and
i.general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity);

1.No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance of this Amendment by such Loan Party;

2.The representations and warranties set forth in Article V of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date);

3.After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default;

4.Reserved; and

5.The Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

b.Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and each other Loan Document and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and each other Loan Document applicable to it, (b) the Liens on and security interests in the Collateral in favor of the Administrative Agent, for the benefit of the Lenders, and the L/C Issuer, to secure the Obligations are valid, legal, binding, and properly perfected and are reaffirmed and ratified in all respects, and nothing contained herein is intended to alter the priority of, or terminate any, Lien on or security interest in any Collateral in favor of the Administrative Agent, for the benefit of the Lenders, and the L/C Issuer, and (c) that it is responsible for the observance and full performance of its respective Obligations.

c.Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

d.Expenses.    The Borrower agrees to pay all reasonable costs and expenses of the

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Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

a.Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

b.Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

c.Electronic Signatures; Counterparts; Telecopy. This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention.

d.No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

e.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

f.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

g.General Release. In consideration of the Administrative Agent’s willingness to enter into this Amendment, on behalf of the Lenders, each Loan Party hereby releases and forever discharges the Administrative Agent, the L/C Issuer, the Lenders and the Administrative Agent’s, the L/C Issuer’s and each Lender’s respective present, former, and future predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Bank Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Loan Party may have or claim to have against any of the Bank Group in any way related to or connected with the Loan Documents and the transactions contemplated thereby.

h.Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 10.14 and 10.15 of the Credit

10.1
Agreement are hereby incorporated by reference, mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

10.1
IN WITNESS WHEREOF: the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:

MISTRAS GROUP, INC., as Borrower

By:         Edward J. Prajzner
Executive Vice President, Chief Financial Officer and Treasurer

GUARANTORS:

QUALITY SERVICES LABORATORIES, INC., a
Delaware corporation

By:         Edward J. Prajzner
Vice President and Treasurer

MISTRAS INTERNATIONAL HOLDINGS INC., a
Delaware corporation

By:         Edward J. Prajzner
Vice President and Treasurer

WEST    PENN    NON-DESTRUCTIVE    TESTING,
LLC, a Pennsylvania limited liability company

By:         Edward J. Prajzner
Vice President and Treasurer

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

10.1
BANK OF AMERICA, N.A., as Administrative Agent

By:
    Name:
    Title:

BANK OF AMERICA, N.A., as a Lender and as the L/C Issuer

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Lender

By:     Name:
Title:

KEYBANK    NATIONAL    ASSOCIATION,    as    a
Lender

By:
    Name:
Title:

WELLS    FARGO    BANK,    NATIONAL
ASSOCIATION, as a Lender

By:
    Name:
Title:

TD BANK, NATIONAL ASSOCIATION, as a Lender

By:     Name:
Title: